Exhibit 99.1

CrossFirst Bankshares, Inc. Reports Second Quarter 2024 Results

LEAWOOD, Kan., July 15, 2024 (GLOBE NEWSWIRE) -- CrossFirst Bankshares, Inc. (Nasdaq: CFB), the bank holding company for CrossFirst Bank, today reported second quarter net income of $18.6 million, or $0.37 per diluted common share.

Second Quarter 2024 Key Financial Performance Metrics

Net Income	ROAA(1)	Net Interest Margin – Fully Tax Equivalent (“FTE”)(1)	Diluted EPS	ROCE(1)
$18.6 million	1.00%	3.20%	$0.37	10.59%

CEO Commentary:

“CrossFirst had a great quarter delivering solid earnings growth, maintaining strong credit quality, and strategically returning capital to stockholders,” said Mike Maddox, President and CEO of CrossFirst Bankshares, Inc. “Our earnings growth is a result of our focused strategy to scale our markets and verticals, driving expansion of net interest income and fee income. In turn, we increased operating leverage across our expense base.”

2024 Second Quarter Highlights:

●	Operating revenue(2) improved $1.4 million, or 2%, from the prior quarter
●	Net income improved $0.4 million and diluted earnings per common share improved $0.01 from the prior quarter
o	Incurred $0.7 million of expense, net related to the renegotiation of our core system contract with an expected earn-back period of four months
●	Net interest margin – FTE remained consistent with the prior quarter at 3.20%
●	Grew loans $95 million, or 2%, for the quarter and $216 million, or 4%, year-to-date
●	Grew deposits $147 million, or 2%, for the quarter and $243 million, or 4%, year-to-date
●	Credit quality improved with non-performing assets decreasing to 0.22% of total assets, annualized net charge-offs representing 0.07% of average loans and classified loans declining meaningfully
●	Returned capital to stockholders of $3.0 million during the quarter via share buybacks at a weighted average price of $12.78 per share
●	Remained well capitalized with total risk-based capital of 11.4% and common equity Tier 1 capital of 10.2%
●	Grew book value per common share 2% to $14.78 at June 30, 2024 compared to the prior quarter; tangible book value per common share(3) also grew 2% to $14.02

(1)	Ratios are annualized.
(2)	Net interest income plus non-interest income.
(3)	Represents a non-GAAP financial measure. See “Table 5. Non-GAAP Financial Measures” for a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP.

CROSSFIRST BANKSHARES, INC.

	Three Months Ended			Six Months Ended
(Dollars in millions except per share data)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Operating revenue(1)	$63.6	$62.2	$60.3	$125.8	$123.0
Net income	$18.6	$18.2	$16.0	$36.8	$32.2
Adjusted net income(2)	$18.6	$18.2	$17.3	$36.8	$34.6
Diluted earnings per common share	$0.37	$0.36	$0.33	$0.73	$0.65
Adjusted diluted earnings per common share(2)	$0.37	$0.36	$0.35	$0.73	$0.70
Return on average assets	1.00%	1.00%	0.93%	1.00%	0.95%
Adjusted return on average assets(2)	1.00%	1.00%	1.00%	1.00%	1.02%
Return on average common equity	10.59%	10.36%	10.00%	10.47%	10.26%
Adjusted return on average common equity(2)	10.59%	10.36%	10.81%	10.47%	11.05%
Net interest margin	3.18%	3.17%	3.23%	3.17%	3.41%
Net interest margin - FTE(3)	3.20%	3.20%	3.27%	3.20%	3.46%
Efficiency ratio	59.32%	60.31%	62.02%	59.81%	61.41%
Adjusted efficiency ratio - FTE(2)(3)	57.41%	58.31%	57.27%	57.86%	56.84%

(1)	Net interest income plus non-interest income.
(2)	Represents a non-GAAP financial measure. See “Table 5. Non-GAAP Financial Measures” for a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP.
(3)	Tax exempt income is calculated on a tax-equivalent basis. Tax-free municipal securities are exempt from federal income taxes. The incremental federal income tax rate used is 21.0%.

Income from Operations

Net income totaled $18.6 million, or $0.37 per diluted common share, for the second quarter of 2024, compared to $18.2 million, or $0.36 per diluted common share, for the first quarter of 2024 and $16.0 million, or $0.33 per diluted common share, for the second quarter of 2023. On a linked quarter basis, net income was higher due to increases in net interest income and non-interest income, partially offset by higher provision expense and non-interest expense. Compared to the same period in the prior year, the quarter’s results reflect higher net interest income, as well as lower provision expense, partially offset by lower non-interest income and higher non-interest expense.

Net Interest Income

Net interest income – FTE increased $1.3 million compared to the first quarter of 2024 entirely due to higher average earning assets as the net interest margin – FTE was 3.20% in both periods. The yield on earning assets increased six basis points due to stronger yields on both loans and taxable securities. The cost of funds also increased six basis points due to continued pricing pressure on interest-bearing deposits, as well as higher rates on Federal Home Loan Bank advances due to higher intra-quarter utilization. Average earning assets increased $161 million compared to the prior quarter primarily due to higher average loan balances and higher average taxable securities balances.

Compared to the second quarter of 2023, net interest income – FTE increased $3.1 million as the benefit from higher average earning assets was partially offset by a seven basis point reduction in net interest margin - FTE. The yield on earning assets increased 39 basis points due to stronger loan yields and higher yields on securities. The cost of a rate hedge also lowered the earning asset yield by eight basis points. The cost of funds increased 51 basis points compared to the second quarter of 2023 due to pricing pressure on deposits, client migration into higher cost deposit products and a reduction in average non-interest-bearing deposits compared to the prior year. The increase in average earning assets was driven by higher average loan and securities balances as well as higher average cash balances.

Non-Interest Income

Non-interest income increased $0.1 million compared to the first quarter of 2024 and decreased $0.1 million compared to the same quarter in 2023. The increase compared to the linked quarter was primarily due to increases in client service charges and fees, partially offset by lower gains on sale of loans. Compared to the same quarter in the prior year, the decrease was primarily due to lower gains on sale of loans, partially offset by increases in client service charges and fees and stronger credit card interchange income.

Non-Interest Expense

Non-interest expense increased $0.2 million from the first quarter of 2024 and increased $0.3 million from the second quarter of 2023. Salaries and employee benefits were lower compared to the first quarter of 2024 primarily due to lower payroll taxes and benefits costs, partially offset by merit increases. Salaries and employee benefits were lower compared to the second quarter of 2023 primarily

CROSSFIRST BANKSHARES, INC.

due to a decrease in severance expenses and lower benefits costs, partially offset by merit increases and higher equity compensation expense. Data processing expense increased compared to both comparative periods due to $0.7 million of net cost incurred in the first quarter of 2024 related to the renegotiation of our core systems contract, which is expected to be earned back over the next four months. Additionally, foreclosed assets, net decreased compared to the first quarter of 2024 due to expense in the prior quarter related to a commercial construction credit that was moved to foreclosed assets held for sale.

The Company’s effective tax rate for the second quarter of 2024 was 20.7%, compared to 20.8% in the first quarter of 2024 and the second quarter of 2023.

Statement of Financial Condition Performance & Analysis

During the second quarter of 2024, total assets increased $159 million, or 2%, compared to the end of the prior quarter and increased $518 million, or 7%, compared to June 30, 2023. Total assets increased for both comparative periods primarily due to an increase in loans, which included acquired loans when compared to June 30, 2023. Compared to the end of the prior quarter, the asset increase also included an increase in cash. Deposits increased $147 million compared to March 31, 2024, and increased $634 million, including $165 million in acquired deposits, compared to June 30, 2023.

Loan Results

During the second quarter of 2024, loans increased $95 million, or 2%, compared to March 31, 2024. Loans increased $547 million, or 9%, compared to June 30, 2023, including $106 million, net, of acquired loans. The loan increase for both comparative periods was primarily due to growth in the commercial and industrial and the commercial real estate – non-owner-occupied portfolios. The increases in the commercial real estate portfolio were primarily due to funding of prior commitments, as well as the addition of acquired loans compared to June 30, 2023.

							QoQ	QoQ	YoY	YoY
						% of	Growth	Growth	Growth	Growth
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	Total	($)	(%)	($)	(%)

	(Dollars in millions)
Period-end loans (gross)
Commercial and industrial	$2,207	$2,179	$2,160	$2,056	$2,058	35%	$28	1%	$149	7%
Energy	234	221	214	214	233	4	13	6	1	—
Commercial real estate - owner-occupied	592	578	567	584	543	9	14	2	49	9
Commercial real estate - non-owner-occupied	2,812	2,770	2,686	2,593	2,480	44	42	2	332	13
Residential real estate	474	469	464	456	440	7	5	1	34	8
Consumer	25	32	37	43	43	1	(7)	(22)	(18)	(42)
Total	$6,344	$6,249	$6,128	$5,946	$5,797	100%	$95	2%	$547	9%

Deposit & Other Borrowing Results

During the second quarter of 2024, deposits increased 2%, compared to March 31, 2024, and increased 10%, compared to June 30, 2023. The deposit increase compared to March 31, 2024 was due to increases in non-interest-bearing deposits, savings and money market deposits and time deposits, partially offset by decreases in transaction deposits. The total deposit increase compared to June 30, 2023 was due to increases in non-interest-bearing deposits, transaction deposits, savings and money market deposits and time deposits, including $165 million of acquired deposits.

CROSSFIRST BANKSHARES, INC.

						QoQ	QoQ	YoY	YoY
						Growth	Growth	Growth	Growth
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	($)	(%)	($)	(%)

	(Dollars in millions)
Period-end deposits
Non-interest-bearing deposits	$958	$954	$990	$1,029	$928	$4	—%	$30	3%
Transaction deposits	774	867	800	802	604	(93)	(11)	170	28
Savings and money market deposits	3,062	2,929	2,870	2,757	2,730	133	5	332	12
Time deposits	1,940	1,837	1,831	1,744	1,838	103	6	102	6
Total	$6,734	$6,587	$6,491	$6,332	$6,100	$147	2%	$634	10%

FHLB and Other borrowings ended the quarter at $85.1 million compared to $86.8 million at March 31, 2024 and $277 million at June 30, 2023. The average borrowings balance was higher this quarter as we utilized borrowings during the quarter due to seasonal client cash outflows which resolved by the end of the quarter leaving the ending balance flat compared to the end of the prior quarter. Compared to the same period in the prior year, borrowings were reduced due to client deposit growth, including acquired deposits.

Asset Quality and Provision for Credit Losses

The Company recorded $2.4 million of provision expense, compared to $1.7 million in the prior quarter and $2.6 million in the prior year second quarter. The current quarter’s provision expense was primarily driven by loan growth and economic factors.

Non-performing assets decreased $3.7 million to $16.7 million, or 0.22% of total assets, at June 30, 2024.  The decrease was due to a reduction in loans 90+ days past due and still accruing, client principal payments and partial charge-offs. Annualized net charge-offs were 0.07% for the quarter compared to 0.10% in the prior quarter and 0.04% in the prior year second quarter. Classified loans also decreased meaningfully in the quarter with the ratio of classified loans to total capital and ACL improving to 13.3%.

The allowance for credit losses was $76.2 million as of June 30, 2024 and was consistent with the prior quarter at 1.20% of outstanding loans. The combined allowance for credit losses and accrual for off-balance sheet credit risk from unfunded commitments (“RUC”) was $81.4 million or 1.28% of outstanding loans.

The following table provides information regarding asset quality.

Asset quality (Dollars in millions)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Non-accrual loans	$10.1	$12.1	$18.5	$20.4	$12.9
Foreclosed asset held for sale	4.8	5.4	—	—	—
Loans 90+ days past due and still accruing	1.8	2.9	6.3	15.7	0.4
Non-performing assets	$16.7	$20.4	$24.8	$36.1	$13.3

Loans 30 - 89 days past due	16.0	46.4	2.0	29.5	13.3
Net charge-offs (recoveries)	1.0	1.5	1.9	1.3	0.6

Asset quality metrics (%)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Nonperforming assets to total assets	0.22%	0.27%	0.34%	0.50%	0.19%
Allowance for credit losses to total loans	1.20	1.20	1.20	1.20	1.17
Allowance for credit losses + RUC to total loans(1)	1.28	1.28	1.30	1.31	1.30
Allowance for credit losses to non-performing loans	640	499	296	198	508
Net charge-offs (recoveries) to average loans(2)	0.07	0.10	0.12	0.09	0.04
Classified Loans / (Total Capital + ACL)	13.3	15.9	14.9	14.2	9.7
Classified Loans / (Total Capital + ACL + RUC)(1)	13.3	15.8	14.8	14.0	9.6

(1)	Includes the accrual for off-balance sheet credit risk from unfunded commitments.
(2)	Interim periods annualized.

CROSSFIRST BANKSHARES, INC.

Capital Position

At June 30, 2024, stockholders’ equity totaled $728 million, or $14.78 of book value per common share, compared to $715 million, or $14.47 of book value per common share, at March 31, 2024.

Tangible book value per common share(1) was $14.02 at June 30, 2024, an increase of $0.32, or 2%, from March 31, 2024. The increase was primarily due to net income, partially offset by the change in other comprehensive loss and share repurchases. The ratio of common equity Tier 1 capital to risk-weighted assets was approximately 10.2%, and the ratio of total capital to risk-weighted assets was approximately 11.4% at June 30, 2024.

(1)	Represents a non-GAAP financial measure. See “Table 5. Non-GAAP Financial Measures” for a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP.

CROSSFIRST BANKSHARES, INC.

Conference Call and Webcast

Management will host a conference call to review second quarter results on Tuesday, July 16, 2024, at 10 a.m. CT / 11 a.m. ET. The conference call and webcast may also include discussion of Company developments, forward-looking statements and other material information about business and financial matters. To access the event by telephone, please dial (844) 481-2831 at least fifteen minutes prior to the start of the call and request access to the CrossFirst Bankshares call. International callers should dial +1 (412) 317-1851 and request access as directed above. The call will also be broadcast live over the internet and can be accessed via the following link: https://edge.media-server.com/mmc/p/uorjsgvq. Please visit the site at least 15 minutes prior to the call to allow time for registration. For those unable to join the presentation, a replay of the call will be available two hours after the conclusion of the live call. To access the replay, dial (877) 344-7529 and enter the replay access code 4103192. International callers should dial +1 (412) 317-0088 and enter the same access code. A replay of the webcast will also be available for 90 days on the Company’s website https://investors.crossfirstbankshares.com/.

Cautionary Note Regarding Forward-Looking Information

The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Quarterly Report on Form 10-Q is filed. This earnings release contains forward-looking statements regarding, among other things, our business plans; growth opportunities; expense control initiatives; anticipated expenses, cash requirements and sources of liquidity; capital allocation strategies and plans; and future financial performance. These statements are often, but not always, made through the use of words or phrases such as “growth,” “plan,” “guidance,” “believe,” “future,” “opportunities,” “anticipate,” “expect,” “expected,” “will,” “goal,” “focused,” “intend,” “position,” “initiatives,” “could,” “estimated,” “assume” and similar words or phrases of a future or forward-looking nature. The inclusion of forward-looking information herein should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs, certain assumptions made by management, and financial trends that may affect our financial condition, results of operations, business strategy or financial needs, many of which, by their nature, are inherently uncertain and beyond our control. Our actual results could differ materially from those anticipated in such forward-looking statements.

Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors, including, without limitation, the following: uncertain or unfavorable business or economic conditions and any regulatory responses thereto, including uncertainty and volatility in the financial markets, possible slowing or recessionary economic conditions and continuing or increasing inflation; geographic concentration of our markets; changes in market interest rates that affect the pricing of our products and our net interest income; our ability to effectively execute our growth strategy and manage our growth, including identifying, consummating and integrating suitable mergers and acquisitions, entering new lines of business or offering new or enhanced services or products; fluctuations in the fair value of our investments; our ability to successfully manage our credit risk, particularly in our commercial real estate, energy and commercial-based loan portfolios, and the sufficiency of our allowance for credit losses; declines in the values of the real estate and other collateral securing loans in our portfolio; an increase in non-performing assets; borrower and depositor concentration risks; risks associated with originating Small Business Administration loans; our dependence on our management team, including our ability to attract, hire and retain key employees and their client and community relationships; our ability to raise and maintain sufficient liquidity and capital; competition from banks, credit unions, FinTech companies and other financial services providers; the effectiveness of our risk management framework; accounting estimates; our ability to maintain effective internal control over financial reporting; our ability to keep pace with technological changes; system failures, service denials, cyber incidents or other failures, disruptions or security breaches; employee error, employee or client misconduct, fraud committed against the Company or our clients, or incomplete or inaccurate information about clients and counterparties; disruptions to our business caused by our third-party service providers; our ability to maintain our reputation; environmental liability or failure to comply with regulatory requirements affecting foreclosed properties; costs and effects of litigation, investigations or similar matters to which we may be subject; risk exposure from transactions with financial counterparties; severe weather, natural disasters, pandemics or other health crises, acts of war or terrorism, climate change and responses thereto, or other external events; compliance with (and changes in) laws, rules, regulations, interpretations or policies relating to or affecting financial institutions, including stringent capital requirements, higher FDIC insurance premiums and assessments, consumer protection laws and privacy laws and accounting, tax, trade, monetary and fiscal matters, including the policies of the Federal Reserve and as a result of government initiatives; systemic risks across the banking industry associated with the soundness of other financial institutions; volatility in our stock price and other risks associated with our common stock; changes in our dividend or share repurchase policies and practices or other external events. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, and we disclaim any obligation to update any forward-looking statement or to publicly announce the results of any revisions to any of the forward-looking statements included herein, except as required by law.

CROSSFIRST BANKSHARES, INC.

About CrossFirst Bankshares, Inc.

CrossFirst Bankshares, Inc. (Nasdaq: CFB) is a Kansas corporation and a registered bank holding company for its wholly owned subsidiary, CrossFirst Bank, a full-service financial institution that offers products and services to businesses, professionals, individuals, and families. CrossFirst Bank, headquartered in Leawood, Kansas, has locations in Kansas, Missouri, Oklahoma, Texas, Arizona, Colorado, and New Mexico.

INVESTOR CONTACT

Mike Daley, Chief Accounting Officer and Head of Investor Relations

mike.daley@crossfirstbank.com

(913) 754-9707

https://investors.crossfirstbankshares.com

CROSSFIRST BANKSHARES, INC.

TABLE 1. CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)

	June 30, 2024	March 31, 2024	December 31, 2023

	(Dollars in thousands)
Assets
Cash and cash equivalents	$250,364	$206,773	$255,229
Available-for-sale securities - taxable	461,018	441,157	413,217
Available-for-sale securities - tax-exempt	341,331	345,446	353,436
Loans, net of unearned fees	6,344,407	6,249,187	6,127,690
Allowance for credit losses on loans	76,218	74,856	73,462
Loans, net of the allowance for credit losses on loans	6,268,189	6,174,331	6,054,228
Premises and equipment, net	69,898	70,580	70,869
Restricted equity securities	3,768	3,752	3,950
Interest receivable	39,497	37,833	37,294
Foreclosed assets held for sale	4,818	5,377	—
Goodwill and other intangible assets, net	29,499	30,404	31,335
Bank-owned life insurance	71,766	71,266	70,810
Other	98,403	92,813	90,312
Total assets	$7,638,551	$7,479,732	$7,380,680
Liabilities and stockholders’ equity
Deposits
Non-interest-bearing	$957,584	$954,240	$990,458
Savings, NOW and money market	3,836,070	3,795,770	3,669,726
Time	1,939,972	1,837,136	1,831,092
Total deposits	6,733,626	6,587,146	6,491,276
Federal Home Loan Bank advances	76,256	77,840	77,889
Other borrowings	8,875	8,911	8,950
Interest payable and other liabilities	91,916	90,864	94,422
Total liabilities	6,910,673	6,764,761	6,672,537
Stockholders’ equity
Preferred Stock, $0.01 par value: Authorized - 5,000,000 shares, issued - 7,750 at June 30, 2024, March 31, 2024 and December 31, 2023	—	—	—
Common Stock, $0.01 par value: Authorized - 200,000,000 shares, issued - 53,590,173, 53,503,391 and 53,326,641 at June 30, 2024, March 31, 2024 and December 31, 2023, respectively	536	535	533
Treasury stock, at cost: 4,340,033, 4,102,925 and 3,990,753 shares held at June 30, 2024, March 31, 2024 and December 31, 2023, respectively	(62,761)	(59,720)	(58,251)
Additional paid-in capital	545,716	544,206	543,556
Retained earnings	308,886	290,419	272,351
Accumulated other comprehensive loss	(64,499)	(60,469)	(50,046)
Total stockholders’ equity	727,878	714,971	708,143
Total liabilities and stockholders’ equity	$7,638,551	$7,479,732	$7,380,680

CROSSFIRST BANKSHARES, INC.

TABLE 2. CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023

	(Dollars in thousands except per share data)
Interest Income
Loans, including fees	$113,346	$110,099	$98,982	$223,445	$188,600
Available-for-sale securities - taxable	5,052	4,528	2,622	9,580	4,471
Available-for-sale securities - tax-exempt	2,554	2,553	3,571	5,107	7,365
Deposits with financial institutions	1,985	1,981	1,609	3,966	3,623
Dividends on bank stocks	161	78	364	239	626
Total interest income	123,098	119,239	107,148	242,337	204,685
Interest Expense
Deposits	63,700	62,111	48,663	125,811	85,388
Fed funds purchased and repurchase agreements	—	—	—	—	46
Federal Home Loan Bank advances	1,442	471	3,734	1,913	6,125
Other borrowings	64	63	212	127	366
Total interest expense	65,206	62,645	52,609	127,851	91,925
Net Interest Income	57,892	56,594	54,539	114,486	112,760
Provision for Credit Losses	2,383	1,655	2,640	4,038	7,061
Net Interest Income after Provision for Credit Losses	55,509	54,939	51,899	110,448	105,699
Non-Interest Income
Service charges and fees on client accounts	2,333	2,104	2,110	4,437	3,939
ATM and credit card interchange income	1,568	1,487	1,213	3,055	2,477
Gain on sale of loans	440	537	1,205	977	1,392
Income from bank-owned life insurance	501	456	418	957	829
Swap fees and credit valuation adjustments, net	88	158	84	246	174
Other non-interest income	771	847	749	1,618	1,389
Total non-interest income	5,701	5,589	5,779	11,290	10,200
Non-Interest Expense
Salaries and employee benefits	23,162	23,585	24,061	46,747	46,683
Occupancy	3,181	3,206	3,054	6,387	6,028
Professional fees	1,083	972	970	2,055	3,588
Deposit insurance premiums	1,851	1,906	1,881	3,757	3,412
Data processing	1,719	970	1,057	2,689	2,299
Advertising	491	558	649	1,049	1,401
Software and communication	1,833	1,824	1,655	3,657	3,306
Foreclosed assets, net	24	229	(21)	253	128
Core deposit intangible amortization	906	931	802	1,837	1,624
Other non-interest expense	3,475	3,324	3,304	6,799	7,035
Total non-interest expense	37,725	37,505	37,412	75,230	75,504
Net Income Before Taxes	23,485	23,023	20,266	46,508	40,395
Income tax expense	4,863	4,800	4,219	9,663	8,240
Net Income	$18,622	$18,223	$16,047	$36,845	$32,155
Basic Earnings Per Common Share	$0.37	$0.36	$0.33	$0.74	$0.66
Diluted Earnings Per Common Share	$0.37	$0.36	$0.33	$0.73	$0.65

CROSSFIRST BANKSHARES, INC.

TABLE 3. YEAR-TO-DATE ANALYSIS OF CHANGES IN NET INTEREST INCOME – FTE (UNAUDITED)

	Six Months Ended
	June 30,
	2024			2023
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate(3)	Balance	Expense	Rate(3)

	(Dollars in thousands)
Interest-earning assets:
Securities - taxable	$466,010	$9,819	4.21%	$302,763	$5,097	3.37%
Securities - tax-exempt - FTE(1)	392,077	6,179	3.15	527,047	8,912	3.38
Federal funds sold	—	—	—	873	6	1.39
Interest-bearing deposits in other banks	167,826	3,966	4.75	170,287	3,617	4.28
Gross loans, net of unearned income(2)	6,221,388	223,445	7.22	5,658,698	188,600	6.72
Total interest-earning assets - FTE(1)	7,247,301	$243,409	6.75%	6,659,668	$206,232	6.24%
Allowance for loan losses	(74,864)			(64,664)
Other non-interest-earning assets	247,501			226,983
Total assets	$7,419,938			$6,821,987
Interest-bearing liabilities
Transaction deposits	$839,363	$15,287	3.66%	$570,661	$7,839	2.77%
Savings and money market deposits	2,878,339	63,623	4.45	2,794,201	50,496	3.64
Time deposits	1,869,375	46,901	5.05	1,357,688	27,053	4.02
Total interest-bearing deposits	5,587,077	125,811	4.53	4,722,550	85,388	3.65
FHLB and short-term borrowings	113,038	1,913	3.40	311,471	6,423	4.16
Trust preferred securities, net of fair value adjustments	1,128	127	22.64	1,070	114	21.49
Non-interest-bearing deposits	904,850	—	—	1,057,268	—	—
Cost of funds	6,606,093	$127,851	3.89%	6,092,359	$91,925	3.04%
Other liabilities	104,555			95,702
Stockholders’ equity	709,290			633,926
Total liabilities and stockholders’ equity	$7,419,938			$6,821,987
Net interest income - FTE(1)		$115,558			$114,307
Net interest spread - FTE(1)			2.86%			3.20%
Net interest margin - FTE(1)			3.20%			3.46%

(1)	Tax exempt income is calculated on a tax-equivalent basis. Tax-free municipal securities are exempt from federal income taxes. The incremental income tax rate used is 21.0%.
(2)	Average loan balances include non-accrual loans.
(3)	Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this release may not produce the same amounts.

CROSSFIRST BANKSHARES, INC.

TABLE 4. QUARTERLY ANALYSIS OF CHANGES IN NET INTEREST INCOME – FTE (UNAUDITED)

	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate(3)	Balance	Expense	Rate(3)	Balance	Expense	Rate(3)

	(Dollars in thousands)
Interest-earning assets:
Securities - taxable	$485,849	$5,213	4.29%	$445,952	$4,606	4.13%	$336,446	$2,986	3.55%
Securities - tax-exempt - FTE(1)	391,655	3,090	3.16	392,505	3,089	3.15	511,993	4,321	3.38
Interest-bearing deposits in other banks	167,007	1,985	4.78	168,653	1,981	4.72	145,559	1,609	4.43
Gross loans, net of unearned income(2)	6,282,649	113,346	7.26	6,159,447	110,099	7.19	5,776,137	98,982	6.87
Total interest-earning assets - FTE(1)	7,327,160	$123,634	6.78%	7,166,557	$119,775	6.72%	6,770,135	$107,898	6.39%
Allowance for loan losses	(76,032)			(73,683)			(66,078)
Other non-interest-earning assets	243,813			251,228			225,915
Total assets	$7,494,941			$7,344,102			$6,929,972
Interest-bearing liabilities
Transaction deposits	$800,709	$7,357	3.70%	$878,446	$7,930	3.63%	$598,646	$4,339	2.91%
Savings and money market deposits	2,907,375	31,948	4.42	2,848,979	31,675	4.47	2,707,637	26,927	3.99
Time deposits	1,918,195	24,395	5.12	1,820,013	22,506	4.97	1,612,105	17,397	4.33
Total interest-bearing deposits	5,626,279	63,700	4.55	5,547,438	62,111	4.50	4,918,388	48,663	3.97
FHLB and short-term borrowings	147,816	1,442	3.92	77,874	471	2.43	349,763	3,888	4.46
Trust preferred securities, net of fair value adjustments	1,135	64	22.68	1,121	63	22.60	1,077	58	21.60
Non-interest-bearing deposits	909,434	—	—	900,216	—	—	921,259	—	—
Cost of funds	6,684,664	$65,206	3.92%	6,526,649	$62,645	3.86%	6,190,487	$52,609	3.41%
Other liabilities	101,044			108,105			91,994
Stockholders’ equity	709,233			709,348			647,491
Total liabilities and stockholders’ equity	$7,494,941			$7,344,102			$6,929,972
Net interest income - FTE(1)		$58,428			$57,130			$55,289
Net interest spread - FTE(1)			2.86%			2.86%			2.98%
Net interest margin - FTE(1)			3.20%			3.20%			3.27%

(1)	Tax exempt income is calculated on a tax-equivalent basis. Tax-free municipal securities are exempt from federal income taxes. The incremental income tax rate used is 21.0%.
(2)	Average loan balances include non-accrual loans.
(3)	Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this release may not produce the same amounts.

CROSSFIRST BANKSHARES, INC.

TABLE 5. NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

In addition to disclosing financial measures determined in accordance with U.S. generally accepted accounting principles (GAAP), the Company discloses non-GAAP financial measures in this release including “tangible common stockholders’ equity,” “tangible book value per common share,” “adjusted efficiency ratio – fully tax equivalent (FTE),” “adjusted net income,” “adjusted diluted earnings per common share,” “adjusted return on average assets (ROAA),” and “adjusted return on average common equity (ROCE).” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or gains that we believe are not indicative of our primary business operating results. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures follows.

	Three Months Ended					Six Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023

	(Dollars in thousands, except per share data)
Adjusted net income:
Net income	$18,622	$18,223	$17,651	$16,863	$16,047	$36,845	$32,155
Add: Acquisition costs	—	—	1,300	1,328	338	—	1,815
Add: Acquisition - Day 1 CECL provision	—	—	—	900	—	—	—
Add: Employee separation	—	—	—	—	1,300	—	1,300
Add: Loss on bond repositioning	—	—	1,130	—	—	—	—
Less: Tax effect(1)	—	—	(510)	(468)	(344)	—	(654)
Adjusted net income	$18,622	$18,223	$19,571	$18,623	$17,341	$36,845	$34,616
Preferred stock dividends	$155	$155	$155	$155	$103	$310	$103
Diluted weighted average common shares outstanding	49,784,067	49,967,638	49,788,962	49,480,107	48,943,325	49,882,653	48,994,807
Diluted earnings per common share (GAAP)	$0.37	$0.36	$0.35	$0.34	$0.33	$0.73	$0.65
Adjusted diluted earnings per common share	$0.37	$0.36	$0.39	$0.37	$0.35	$0.73	$0.70

(1)	Represents the tax impact of the adjustments at a tax rate of 21.0%, plus permanent tax expense associated with merger related transactions.

	Three Months Ended					Six Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023

	(Dollars in thousands)
Adjusted return on average assets:
Net income	$18,622	$18,223	$17,651	$16,863	$16,047	$36,845	$32,155
Adjusted net income	18,622	18,223	19,571	18,623	17,341	36,845	34,616
Average assets	$7,494,941	$7,344,102	$7,231,611	$7,114,228	$6,929,972	$7,419,938	$6,821,987
Return on average assets (GAAP)	1.00%	1.00%	0.97%	0.94%	0.93%	1.00%	0.95%
Adjusted return on average assets	1.00%	1.00%	1.07%	1.04%	1.00%	1.00%	1.02%

CROSSFIRST BANKSHARES, INC.

	Three Months Ended					Six Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023

	(Dollars in thousands)
Adjusted return on average common equity:
Net income	$18,622	$18,223	$17,651	$16,863	$16,047	$36,845	$32,155
Preferred stock dividends	155	155	155	155	103	310	103
Net income attributable to common stockholders	$18,467	$18,068	$17,496	$16,708	$15,944	$36,535	$32,052

Adjusted net income	$18,622	$18,223	$19,571	$18,623	$17,341	$36,845	$34,616
Preferred stock dividends	155	155	155	155	103	310	103
Adjusted net income attributable to common stockholders	$18,467	$18,068	$19,416	$18,468	$17,238	$36,535	$34,513
Average common equity	$701,483	$701,598	$647,882	$650,494	$639,741	$701,540	$629,901
Return on average common equity (GAAP)	10.59%	10.36%	10.71%	10.19%	10.00%	10.47%	10.26%
Adjusted return on average common equity	10.59%	10.36%	11.89%	11.26%	10.81%	10.47%	11.05%

	Three Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023

	(Dollars in thousands, except per share data)
Tangible common stockholders’ equity:
Total stockholders’ equity	$727,878	$714,971	$708,143	$643,051	$651,483
Less: goodwill and other intangible assets	29,499	30,404	31,335	32,293	27,457
Less: preferred stock	7,750	7,750	7,750	7,750	7,750
Tangible common stockholders’ equity	$690,629	$676,817	$669,058	$603,008	$616,276
Common shares outstanding at end of period	49,250,140	49,400,466	49,335,888	49,295,036	48,653,487
Book value per common share (GAAP)	$14.78	$14.47	$14.35	$13.04	$13.39
Tangible book value per common share	$14.02	$13.70	$13.56	$12.23	$12.67

	Three Months Ended					Six Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023

	(Dollars in thousands)
Adjusted Efficiency Ratio - Fully Tax Equivalent (FTE)(1)
Non-interest expense	$37,725	$37,505	$35,049	$36,354	$37,412	$75,230	$75,504
Less: Acquisition costs	—	—	(1,300)	(1,328)	(338)	—	(1,815)
Less: Core deposit intangible amortization	(906)	(931)	(957)	(922)	(802)	(1,837)	(1,624)
Less: Employee separation	—	—	—	—	(1,300)	—	(1,300)
Adjusted Non-interest expense (numerator)	$36,819	$36,574	$32,792	$34,104	$34,972	$73,393	$70,765
Net interest income	57,892	56,594	56,954	55,127	54,539	114,486	112,760
Tax equivalent interest income(1)	536	536	654	707	750	1,072	1,547
Non-interest income	5,701	5,589	4,483	5,981	5,779	11,290	10,200
Add: Loss on bond repositioning	—	—	1,130	—	—	—	—
Total adjusted tax-equivalent income (denominator)	$64,129	$62,719	$63,221	$61,815	$61,068	$126,848	$124,507
Efficiency Ratio (GAAP)	59.32%	60.31%	57.05%	59.49%	62.02%	59.81%	61.41%
Adjusted Efficiency Ratio - Fully Tax Equivalent (FTE)(1)	57.41%	58.31%	51.87%	55.17%	57.27%	57.86%	56.84%

(1)	Tax exempt income (tax-free municipal securities) is calculated on a tax equivalent basis. The incremental tax rate used is 21.0%.